Exhibit 4.18

THE SYMBOL “[Redacted]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL, AND (II) IS THE TYPE THAT THE COMPANY

TREATS AS PRIVATE OR CONFIDENTIAL

Zhejiang Anji Zhidian Holding Co., Ltd.

Zhejiang Anji Jiayu Big Data Technology Service Co., Ltd

___________________________________________________

Data Service Agreement

Feb 15, 2023

Table of Contents

Recital	3
Chapter 1 Cooperation	4
Chapter 2 Effectiveness and Term	12
Chapter 3 Breach	13
Chapter 4 Termination	13
Chapter 5 Confidentiality	14
Chapter 6 Governing Law and Dispute Resolution	15
Chapter 7 General Provisions	15

This Data Service Agreement (this “Agreement”) is made in Anji County, Zhejiang Province, China on Feb 15, 2023 (the “Date of Signing”) by and between:

A. Zhejiang Anji Zhidian Holding Co., Ltd., a limited liability company duly established and validly existing under the laws of China, with its address at Room 101-27, Building 1, No. 236 Lingyan Road, Lingfeng Street, Anji County, Huzhou City, Zhejiang Province, China (“Anji Zhidian” or “Party A”);

B. Zhejiang Anji Jiayu Big Data Technology Service Co., Ltd., a limited liability company duly established and validly existing under the laws of China, with its address at Room 101-28, Building 1, No. 236 Lingyan Road, Lingfeng Street, Anji County, Huzhou City, Zhejiang Province, China (“Jiayu Big Data” or “Party B”);

Party A and Party B are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

Recital

WHEREAS,

1) Party A is a supplier of integrated charging service solutions. In the online charging services, Party A attracts traffic for operators of new energy vehicle charging facilities through the Kuaidian Platforms, enhances the transaction volume and return on investment of charging facilities operators in charging services, and assists operators in solving pain points such as difficulty in finding piles and opaque charging prices for end users. With respect to the offline charging services, based on the actual situation of the new energy vehicle charging facility operators and their target power stations, Party A provides the new energy vehicle charging facility operators with value-added services such as purchase of charging equipment, charging facility operation and maintenance, construction / filing / power installation / operation / maintenance of new charging stations, and peripheral supply in the charging stations (“Value-Added Services”).

2) Party B is a professional big data service company, which aims to provide data & information services and technical services for internet companies. At present, Party B or its controlled affiliate hold and operate the “Kuaidian” App mobile terminal, WeChat applet and other platforms (“Kuaidian Platforms”) and provide information release, technology docking and other services for Party A and charging station operators based on the platform, and online charging information services for users with new energy charging needs according to the Agreement.

3) Both Parties agree to carry out exclusive cooperation on some business related to the Kuaidian Platforms in order to integrate relevant resources and give full play to their respective advantages, and signed the Business Cooperation Agreement (the "Framework Agreement") on March 31, 2022, which sets forth a framework agreement on the cooperation between both Parties. Both Parties intend to enter into a more specific agreement on the cooperation related to data services by signing this Agreement.

4) Kuaidian Power (Beijing) New Energy Technology Co., Ltd. and Party B signed the Assets Transfer Agreement on Kuaidian Platforms (the "Assets Transfer Agreement") on February 1, 2022 and the supplementary agreement thereto, in relation to relevant arrangements for the transfer and connection of the relevant assets of the Kuaidian Platforms; And signed the Trademark License Authorization (the "Trademark License Authorization") on March 31, 2022, in relation to the granting of a license to exclusively use registered trademarks such as Kuaidian.

For the avoidance of doubt, in addition to the Framework Agreement and this Agreement, Party A and Party B have also signed a Charging Business Cooperation Agreement (the "Charging Business Cooperation Agreement"), the effective date of which is the same as that of this Agreement. The Framework Agreement, the Assets Transfer Agreement and the supplementary agreement thereto and the Trademark License Authorization, together with the Charging Business Cooperation Agreement and this Agreement, constitute a blanket arrangement (the "Blanket Agreement") between Party A and Party B with respect to the cooperation on the Kuaidian Platforms in the field of charging services. Except for the Assets Transfer Agreement, which is effective as of February 1, 2022, the other agreements have the same effective date of March 31, 2022. Both Parties agree and acknowledge that the Cooperation Period of this Agreement is from the effective date to March 30, 2027. NOW THEREFORE, in accordance with the provisions of relevant laws and regulations of the People’s Republic of China and following the principle of equality and mutual benefit, both Parties hereby enter into this Agreement on matters related to business cooperation through friendly negotiation.

Chapter 1 Cooperation

In this Chapter 1, any reference to “Party A” or “Anji Zhidian” shall refer to Anji Zhidian and its existing or future branches, subsidiaries and entities controlled by any of the foregoing, and any reference to “Party B” or “Jiayu Big Data” shall refer to Jiayu Big Data and its existing or future branches, subsidiaries and entities controlled by any of the foregoing. Each Party shall cause its affiliates to perform their respective obligations in accordance with this Agreement (if applicable); otherwise, the Party shall bear joint and several liabilities for breach of contract with its affiliates.

Both Parties agree that as of the date of this Agreement, they shall advance the following business cooperation in the following principles and under the following terms:

1.1 Principle of Cooperation

Subject to the laws and regulations and regulatory requirements of China, Party A and Party B will jointly explore a business cooperation model suitable for both Parties and fully carry out mutually beneficial cooperation, and are committed to jointly promoting the healthy development of the business areas in which both Parties cooperate and the efficient operation of the Kuaidian Platforms.

1.2 Contents of Cooperation

(a) Data service

Party B shall provide Party A with data services, including information release, information update and data protection, in accordance with this Agreement. Party B shall be responsible for collecting or retaining the user data or charging facility data collected by any the Kuaidian Platforms, including but not limited to the user information on the App or applet of the Kuaidian Platforms and the data provided to the Kuaidian Platforms by charging station operators cooperating with Party A (the "Cooperative Charging Station Operators"), including the location of charging facilities, interface type, the number of charging piles, the type of charging piles, the electric charges and the service fee in peak and valley times, promotional information, the real-time use status, fault information and parking space information of charging piles, etc. (collectively, the "Cooperation Data").

(a) Party B shall collect, share, process and protect the Cooperation Data in accordance with all applicable laws, administrative regulations, national standards and other applicable codes of conduct on personal information protection and data security. Unless otherwise provided by applicable laws and regulations, Party B shall not provide the Cooperation Data for any third party, nor shall it use the Cooperation Data for any purpose other than the cooperation specified under the Blanket Agreement. Party B shall not use the Cooperation Data to operate on its own, entrust others to operate or enter into joint ventures or associates with others to operate any business similar to or in competition with that under the Blanket Agreement. For the avoidance of doubt, Party B has the right to use the data it collects and saves to provide business that is not similar to or in competition with the business under the Blanket Agreement and to expand other business cooperation, revenue sources, etc., provided that the normal operation of the Cooperation Agreement between both Parties is not affected.

Based on the foregoing data services, in the process of Party A's operational and marketing decision-making, fund settlement, reconciliation and settlement for charging services, Party B shall provide Party A with the necessary Cooperation Data, excluding the users' personal information, required by Party A for its operational and marketing decisions, transaction reconciliation and expense settlement, to the minimum extent necessary to achieve the foregoing purposes.

To the extent agreed in the foregoing terms, when providing Party A with transaction reconciliation and expense settlement services, Party B shall feed back the reconciliation and settlement results in a timely, efficient and accurate manner (except for reasonable error) according to Party A's business settlement needs and provide necessary and accurate data support according to Party A's reconciliation needs.

For the purpose of this Agreement, personal information refers to all kinds of information related to an identified or identifiable natural person that is recorded electronically or otherwise, excluding anonymized information.

(b) Marketing Data Services

Party B shall provide marketing and technical services for Party A and/or Party A's Cooperative Charging Station Operators. Party A shall formulate plans for membership activities, coupon marketing, etc., and design a user marketing service plan related to online charging services, and Party B shall launch/sell marketing activities/products in accordance with the marketing plan formulated by Party A. Various user subsidies, marketing costs, etc. incurred under the marketing services (collectively "Marketing Expenses"; the Cooperation Expenses specified in Article 1.3 exclude such Marketing Expenses) shall be settled in accordance with Article 1.4 of the Charging Business Cooperation Agreement and the income therefrom shall be borne and enjoyed by Party A. Specifically:

1. Paid Membership Activities

Party A shall be responsible for the design of a membership activity plan (including membership service rules, the membership price and the membership bonus), and Party B shall be responsible for the launch, implementation and sale of the membership activity plan designed by Party A on the Kuaidian Platforms. Party B shall develop a complete membership system management system, including membership registration, membership validity period, verification and cancellation of membership rights and interests, collection of membership fees, issuance of membership fee invoices and other functions, so as to implement the membership activity plans designed by Party A. Party B acknowledges that the service rules and user rights and interests involved in the charging membership service agreement published by it on the Kuaidian Platforms shall be negotiated with Party A in advance. Party B may provide Party A with membership sales information and member use information processed by statistical technology for Party A's reconciliation, accounting for income and expenses and other purposes.

For the purpose of this Agreement, statistical technology refers to methods that anonymize data sets or improve the effectiveness of deanonymization technology, and the data processed by statistical technology cannot be associated with an identified or identifiable natural person.

2. Coupon Package Marketing

Party A shall be responsible for the design of coupon package products (including the price and use rules of coupon packages), and Party B shall be responsible for the launch, implementation and sale of coupon package products designed by Party A on the Kuaidian Platforms. Party B shall develop a complete coupon package sales management system, including the coupon package purchase, use verification, validity period, purchase fee collection, user invoicing and other functions, so as to implement the coupon package products designed by Party A. Party B shall, according to the use rules confirmed by Party A, configure the range of charging stations that can be used for the coupon package products and provide charging discounts to charging users who purchase coupon packages. Party B may be responsible for providing Party A with statistically technically processed sales information of coupon packages and other statistical data for Party A's reconciliation, accounting for such income and expenses and other purposes.

3. Marketing Strategy Services

Party A shall be responsible for the marketing and promotion strategy, and have full discretion to make one or more of the following adjustments in due time, and Party B shall be responsible for promptly launching the adjusted marketing activities to ensure that the information displayed on the Kuaidian Platforms is consistent with the price, activities and other information adjusted by Party A in due time:

(1) adjusting the marketing costs and subsidy forms in various regions (such as direct price reduction, price concessions, coupons and carbon credit rules for Kuaidian Platform users);

(2) updating the fees for member rights and interests or adjusting the contents of member rights and interests;

(3) launching/discontinuing various promotional activities (such as group purchases and promotions with reduced prices for membership rights, promotions with reduced prices for coupon packages), etc.;

(4) requiring Party B to set whitelist or blacklist rules, electronic fence setting rules, etc. under each promotional scenario.

Party B shall provide necessary analysis data to the extent that it does not involve the user personal information and important data, for Party A to use as a reference for formulating or adjusting marketing strategies.

(c) Provision of Verification Data Support

Both Parties agree that Party B shall cooperate with Party A in its regular business verification, as well as with Party A's auditors and other third-party intermediaries in the verification (the verification shall be carried out subject to the compliance with the law). Both Parties agree that Party A may appoint its own personnel or designate a third-party intermediary to conduct business verification on behalf of Party A, and such verification will be conducted within 2 months after the end of each quarter. The verification by Party A's auditors shall be carried out at least once a quarter and within 3 months after the end of each quarter.

When Party A entrusts a third-party intermediary, it shall agree with the third-party intermediary that Party B will provide it and will only provide it with the data processed by statistical technology, and will not involve user personal information in any case, unless the third-party intermediary proves that it is necessary. In this case, the third-party intermediary shall process the relevant user personal information within the minimum period of time to achieve the relevant processing purpose, and delete the user personal information when the aforesaid purpose is achieved or cannot be achieved.

(d) Others

As a data service provider, Party B is obliged to arrange for sufficient and necessary manpower, equipment, cloud services and other inputs to ensure the security of the information system and data security. Party B is also obliged to ensure that the information system has sound and effective control, to engage a credible third-party institution in the market to evaluate the effectiveness of the information system every year, to issue an unqualified opinion on SOC (System and Organization Controls)1 Type 2 Report (SOC1 Type 2 Report), and to promptly provide the SOC1 Type 2 Report for Party A. Party B confirms that if there are identified control defects, Party B will provide Party A with such defect information at the earliest time possible, and will try its best to cooperate with the rectification requirements of the thirty-party institution at the earliest time possible, so as to ensure the effectiveness of the service process and system internal control.

Both Parties agree that the data to be provided by Party B as required by Party A or to be provided by Party B to Party A shall not include personal information or important data. If Party A requires Party B to provide personal information as required by laws and regulations or as necessary for business, Party B shall ensure that the cumulative information provided does not exceed the personal information of 1 million users. Party A can only process the relevant data within the minimum period necessary to achieve the purposes of operational and marketing decision-making, transaction reconciliation and expense settlement, and shall not use it for other purposes, and shall delete such data as soon as possible after the purpose is achieved, unless Party A shall save the relevant personal information as required by laws and administrative regulations or it is technically difficult to delete the personal information. In such cases, Party A shall stop processing other than storing and taking necessary security measures.

If Party A notices any abnormality in the process of Party B's provision of data services (such as being required to remove relevant APP from the application distribution platform, data security issues, or the APP not being used normally for more than 30 minutes), Party A has the right to require Party B to make rectification when the abnormality occurs, and Party B shall cooperate in the relevant rectification (including but not limited to internal control and system rectification by employing a thirty-party institution recognized by both Parties, with such consulting fees borne by Party B on its own). If the rectification fails to achieve the desired effect, both Parties shall negotiate a solution.

1.3 Cooperation Expenses

(a) Under the data services, Party B provides Party A with the charging service release platforms and collects cooperation expenses (the "Cooperation Expenses") from Party A. Such Cooperation Expenses do not include the fees as business cooperation incentives provided by Party A for Party B and/or Party B's employees. The annual base Cooperation Expenses are listed as follows:

Cooperation Period	Cooperation Expenses (RMB, exclusive of tax)
From March 31, 2022 to March 30, 2023	【Redacted】
From March 31, 2023 to March 30, 2024	【Redacted】
From March 31, 2024 to March 30, 2025	【Redacted】
From March 31, 2025 to March 30, 2026	【Redacted】
From March 31, 2026 to March 30, 2027	【Redacted】

If, during a certain Cooperation Period, the GMV related to the charging services provided by the Kuaidian Platforms and Party A exceeds 200% of the GMV in the previous Cooperation Period, upon the proposal of Party B, the Cooperation Expenses for that Cooperation Period may be increased to no more than 125% of the Cooperation Expenses for the previous Cooperation Period. If, during a certain Cooperation Period, the GMV related to the charging services provided by the Kuaidian Platforms and Party A is lower than 60% of the GMV in the previous Cooperation Period, upon the proposal of Party A, the upper limit of the Cooperation Expenses for that Cooperation Period may be reduced to no less than 80% of the Cooperation Expenses for the previous Cooperation Period. Both Parties shall request an adjustment to the Cooperation Expenses within the last quarter of each Cooperation Period.

If Party B believes that the above-mentioned adjusted Cooperation Expenses are still insufficient to cover its operating investment and reasonable profit, it shall provide Party A with a breakdown of costs and expenses (see the reconciliation statement template attached), and both Parties shall renegotiate the Cooperation Expenses for the Cooperation Period. Party A reserves the right to inquire about the breakdown of such costs and expenses and the vouchers thereof. If both Parties have disputes over the breakdown of the costs and expenses, Party A has the right to employ a third-party intermediary to check the breakdown of the costs and expenses incurred by Party B under the Cooperation Agreement. If there is still a dispute between both Parties, which affects the basis of cooperation, both Parties will settle it through negotiation. If both Parties fail to reach an agreement after negotiation within 6 months after the dispute occurs, both Parties have the right to terminate this Agreement and discuss the arrangements for the termination of this Agreement.

Both Parties shall settle 1/4 of the Cooperation Expenses for the Cooperation Period at the end of each quarter. In case of adjustment to or renegotiation of the Cooperation Expenses, any difference shall be made up for at the time of the last payment during the Cooperation Period.

(b) Both Parties shall complete reconciliation within 15 working days after the end of each quarter, and within 5 working days after confirming that there is no objection to the reconciliation, Party B shall issue to Party A a legal and equivalent VAT invoice (tax rate of 6%) for the service fees. Party A shall pay the Cooperation Expenses within 30 days after receiving the invoice or settle the Cooperation Expenses by offsetting the current accounts and sign an offset agreement. In addition, if Party B does not cooperate with Party A in settling the charging service payment on time as agreed in the Charging Service Cooperation Agreement between Party A and Party B, Party A has the right to postpone the settlement of such data service payment until the problem is solved. Such postponement does not constitute Party A's breach of contract.

(c) Invoicing

The invoicing information is as follows.

Name	Zhejiang Anji Zhidian Holding Co., Ltd.
Taxpayer identification number	91330523MA7EUHT663
Bank of account	Business Department of Zhejiang Anji Rural Commercial Bank Co., Ltd.
Account No.	【Redacted】
Registered address and contact information	【Redacted】

(d) Party B's bank account

Party B's bank account: 【Redacted】

Registered address: 【Redacted】

1.4 Other Conventions

(a) If necessary, Party A and Party B may separately sign specific agreements, letters of confirmation and other documents with respect to the above authorization, and agree on the use methods, expense adjustment and settlement adjustment arrangements, etc.

(b) Party B's representations and warranties: Party B warrants that the information provided by it is the transaction information and data that have actually occurred and have not been modified or tampered with for the purpose of making profits, except for appropriate anonymization as required by the relevant laws and regulations and this Agreement. Party B recognizes the responsibility to cooperate with Party A in reconciliation. In case of any human error or omission in information, Party B is willing to bear the relevant liability for breach of contract.

(c) Unless otherwise agreed, the intellectual properties or related interests contained in the process of business cooperation shall belong to the providing Party;

(d) Each Party shall guarantee and undertake to the other Party that: this Agreement, once signed, will constitute legal and valid obligations binding upon it; it has made or will make its best efforts to obtain all necessary licenses, consents and approvals required by relevant laws and regulations and government departments for its carrying out the business cooperation hereunder, and to ensure that the foregoing licenses, consents and approvals will remain valid during the term of this Agreement. For the avoidance of doubt, Party B guarantees and undertakes that any change in its equity structure, actual control, internal organizational structure, management personnel, etc., will not affect the validity of this Agreement and its binding force on Party B.

(e) If, due to its own reasons, including but not limited to any changes in its equity structure, actual control, internal organizational structure, management personnel, etc., which may affect the normal performance of this Agreement or violate the purpose of this Agreement, Party B shall promptly discuss with Party A in advance to jointly negotiate a solution that can ensure Party A's business continuity, and shall use commercially reasonable efforts to ensure that Party A's business continuity will not be materially affected by such changes.

Chapter 2 Effectiveness and Term

2.1 This Agreement shall be established after being signed by both Parties and shall take effect simultaneously from the effective date of the Framework Agreement.

2.2 This Agreement shall be valid for five (5) years (the "Cooperation Period").

(a) For the avoidance of doubt, Party A and Party B acknowledge that, at the time of signing this Agreement, they have actually implemented the contents of this Agreement as of the effective date of the Framework Agreement (i.e. March 31, 2022), and both Parties agree and acknowledge that the effective date of this Agreement is March 31, 2022 and the period of the cooperation between both Parties is from March 31, 2022 to March 30, 2027.

(b) Both Parties may negotiate on the renewal of this Agreement no later than six (6) months before the expiration of the Cooperation Period; in case of no objection, this Agreement shall be renewed by one (1) year, for an unlimited number of times, and each renewed term can be further renewed in a similar fashion.

(c) If both Parties decide not to renew the Contract, the business carried out during the Cooperation Period will automatically terminate; Both Parties shall smoothly terminate the cooperation on the premise of not affecting the rights and interests of charging station operators and the rights of users and consumers, and Party B shall observe the requirements of GB-T 35273-2017 Information Security Technology–Code for Personal Information Security, send a notice to the Kuaidian Platform users 30 days before the proposed termination of cooperation, and shall negotiate with Party A on a handling plan within two months before the notice is sent, so as to protect the rights and interests of users.

Unless both Parties otherwise reach other solutions, Party B shall transfer the systems and data related to the cooperative Kuaidian Platforms and the Cooperative Charging Station Operators under this Agreement to a third party jointly designated by Party A and Party B (the "Transfer of Termination Business") to protect the rights and interests of users. Party B shall not refuse the third party proposed by Party A without reasonable reasons, and Party B shall fully cooperate in the Transfer of Termination Business. Any additional expenses incurred due to the Transfer of Termination Business shall be borne by Party A, except those incurred due to Party B's fraud, subjective intention or gross negligence.

If the cooperation is terminated, both Parties shall ensure that the users will not be affected by the termination of cooperation. Users can log in and use the Kuaidian Platforms according to their trading habits before the transfer, and complete charging service transactions through the Kuaidian Platforms; The VIP membership services, coupon packages, etc. that have been purchased by users before the termination of the cooperation can still be used after the termination of the cooperation.

Chapter 3 Breach

3.1 Breach and Early Termination

(a) Either Party (the “Breaching Party”) who fails to perform its obligations hereunder shall constitute a breach of this Agreement (“Breach”);

(b) If Party B violates this Agreement, causing serious losses to Party A (that is, Party A's direct losses caused by a single error exceed RMB 200,000), Party B shall be in breach of contract. Party B shall make rectifications at the earliest time possible and avoid the recurrence of such errors. Party B shall bear corresponding liability for compensation for the direct or indirect losses caused to Party A.

(c) In case of serious Breach by the Breaching Party, the non-breaching Party (the “Non-breaching Party”) shall have the right to notify the Breaching Party in writing of its Breach, and the Breaching Party shall remedy its Breach within thirty (30) days from the date of the notice. If the Breaching Party fails to remedy the Breach at the expiration of such thirty (30) days, the Non-breaching Party shall have the right to terminate this Agreement. If either Party has already made it clear (orally, in writing or by act) before the expiration of the term hereof that it will not perform its major obligations hereunder, or the Breach of the Breaching Party (including a Breach caused by force majeure) has made both Parties unable to achieve the basic purpose of this Agreement, the Non-breaching Party shall have the right to terminate this Agreement.

3.2 Compensation for Breach

The Breaching Party shall compensate the Non-breaching Party for all direct costs, liabilities, or losses incurred due to its Breach.

3.3 Specific Performance

In addition to other rights and remedies hereunder, the Non-breaching Party shall also have the right to require the Breaching Party to specifically and fully perform its obligations hereunder.

Chapter 4 Termination

4.1 Termination

This Agreement shall be terminated under any of the following circumstances: (1) in case either Party goes bankrupt, becomes insolvent, goes into liquidation or dissolution procedures, suspends business or cannot pay off its due debts or cannot exist for other reasons during the cooperation period, the Party shall submit a written explanation to the other Party, and the other Party shall have the right to send a written notice to terminate this Agreement thirty (30) days in advance; (2) both Parties agree to rescind or terminate this Agreement through consultation in writing.

4.2 Effect of Termination

If this Agreement is terminated in accordance with the provisions of this Chapter 4, the rights and obligations hereunder shall be terminated as well, and this Agreement will no longer be binding upon either Party, provided that (1) the provisions of Chapter 3 (Breach), Chapter 4 (Termination), Chapter 5 (Confidentiality) and Chapter 6 (Governing Law and Dispute Resolution) shall survive; and (2) the termination of this Agreement shall not exempt either Party’s liability for its Breach hereunder.

Chapter 5 Confidentiality

5.1 Confidential Information

Both Parties acknowledge that this Agreement, the contents of this Agreement, the transactions contemplated hereunder, as well as all data, information and materials related to the transactions shall be treated as confidential information.

5.2 Confidentiality Obligations

Both Parties agree that they shall, and shall ensure that their affiliates and their respective officers, directors, employees, agents, representatives, accountants and legal advisers to, keep all confidential information received or obtained by them confidential and shall not disclose to any third party or use it.

5.3 Excluded Disclosure

The confidentiality obligations under this Chapter shall not apply to: (i) any information permitted to be disclosed in accordance with the provisions hereof; (ii) any information that is publicly available at the time of disclosure and is not disclosed due to any breach of this Agreement by either Party or its affiliates, or its or its affiliates’ officers, employees, agents, representatives, accountants and legal advisers; (iii) any information obtained by either Party from a bona fide third party without confidentiality obligations; or (iv) any information disclosed to the extent mutually agreed by both Parties. In addition, each Party may disclose the said information to its affiliates and its or its affiliates’ investors, officers, directors, employees, partners, shareholders, agents, representatives, accountants and legal advisers to the extent necessary for the purpose of performing this Agreement, provided that it shall ensure that such persons undertake the same confidentiality obligations.

Chapter 6 Governing Law and Dispute Resolution

6.1. Applicable Laws

The conclusion, validity, interpretation and performance of this Agreement and the resolution of any dispute arising therefrom shall be governed by the laws of China.

6.2 Dispute Resolution

(a) Any dispute, controversy or claim arising from or in connection with this Agreement or its Breach, termination or invalidity (collectively, “Disputes”) shall be resolved by both Parties through friendly negotiation. If such negotiation fails, either Party may submit the dispute to the court with jurisdiction in Anji County, Zhejiang Province, China where this Agreement is signed for litigation;

(b) The above provisions of this Article 6.2 shall not prevent the Parties from applying for any pre-litigation preservation or injunctive relief available for any reason, including but not limited to the subsequent application for enforcement of the judgment of the litigation.

Chapter 7 General Provisions

7.1 Fees and Taxes

Any costs, expenses and taxes incurred by each Party for the execution of this Agreement and the performance of the transactions contemplated hereunder shall be borne by each Party respectively in accordance with the applicable laws of China.

7.2 Notices

A notice or other communication sent by one Party to the other Party in connection with this Agreement (the “Notice”) shall be made in writing (including but not limited to letter or e-mail), and shall be deemed as to be served: (1) when it is received and signed by the notified person if it is delivered by hand, and it shall not be deemed to be effectively served if it is not received and signed by the notified person; (2) seven (7) days after posting if it is sent by registered mail or express mail; or (3) when the e-mail system shows that the e-mail is actually received by the notified person if it is sent by an e-mail. For the purpose of serving the notice, the contact information of both Parties is as follows:

(a) If to Party A: Zhejiang Anji Zhidian Holding Co., Ltd.

Address: NewLink Center, Block G, Building 7, Hui Tong Times Plaza, Yaojiayuan South Road, Chaoyang District, Beijing

Tel: 【Redacted】

Attn: 【Redacted】

(b) If to Party B: Zhejiang Anji Jiayu Big Data Technology Service Co., Ltd

Address: 【Redacted】

Tel: 【Redacted】

Attn: 【Redacted】

If any party changes its contact address or communication number ("Changing Party"), the Changing Party shall notify the other parties within seven (7) days upon occurrence of such change. If the Changing Party fails to notify the change within the said period, and a notice is delivered to the Changing Party’s contact information before the change in accordance with Article 7.2, such notice shall be deemed to have been effectively served to the Changing Party and the losses caused thereby, if any, shall be borne by the Changing Party itself.

7.3 Assignment and Succession

Unless otherwise expressly agreed herein or agreed by both Parties in writing, neither Party shall transfer this Agreement or any of its rights and obligations hereunder for any reason. Notwithstanding the foregoing, each Party may transfer its rights and obligations hereunder to its affiliates without the consent of the other Party, but the transferring Party shall notify the other Party in advance of the transfer and the information of its affiliate to which its rights and obligations are transferred, and such affiliate shall have the qualification and ability to conduct the cooperation as agreed in Chapter 1 hereof. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

7.4 Severability

If any term or other provision of this Agreement is deemed invalid, illegal or unenforceable in accordance with any laws, regulations or public policies, all other terms and provisions of this Agreement shall remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereunder has not been materially and adversely affected to either Party in any form. When any term or other provision of this Agreement is deemed invalid, illegal or unenforceable, both Parties shall negotiate in good faith to amend this Agreement to realize the original intention of both Parties as close as possible in an acceptable manner, so as to complete the transactions contemplated hereunder as far as possible according to the original plan.

7.5 Entire Agreement

This Agreement contains all understandings and agreements between the Parties with respect to the transactions contemplated hereunder, and shall supersede all written and oral agreements and commitments between the Parties with respect to the transactions contemplated hereunder prior to the Date of Signing.

7.6 Waiver

Either Party may (a) extend the period for the other Party to perform any obligation or take any action, (b) waive the right to hold the other Party accountable for any inaccuracy of the representations and warranties made by it in this Agreement or any other transaction document, or (c) waive the right to request the other Party’s compliance with any covenant or condition contained herein. Such extension or waiver shall be effective only after the Party bound has signed a written document expressly stating the extension or waiver. Either Party’s waiver of any breach of the terms of this Agreement shall not be deemed or construed as a further waiver or continuing waiver of such breach, or a waiver of any other breach or subsequent breach. Except as otherwise provided herein, either Party’s failure to exercise or delay in exercising any right, power or remedy under this Agreement or otherwise available in accordance with laws and regulations shall not be deemed as its waiver of such right, power or remedy, nor such Party’s single or partial exercise of such right, power or remedy shall exclude any other or further exercise of such right, power or remedy, or the exercise of any other right, power or remedy.

7.7 Amendments

No modification or amendment to this Agreement shall take effect unless it is made and signed by both Parties in writing.

7.8 Counterparts

This Agreement is made in two (2) copies, one (1) for each Party respectively, all of which shall be deemed as an original and have the same legal effect. The electronic version of the Supplementary Agreement executed by the Parties by way of exchanging the executed version via e-mail and other written forms and saved in the format of PDF shall be deemed as the originals, and may serve as the independent evidence in proof of the establishment and effectiveness of the Supplementary Agreement.

(Followed by Signature Pages)

IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date first above written.

Zhejiang Anji Zhidian Holding Co., Ltd. (Seal)

Signed by: /s/ WANG Yang

Name: WANG Yang

Title: Legal Representative

Signature Page to the Data Service Agreement

IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date first above written.

Zhejiang Anji Jiayu Big Data Technology Service Co., Ltd. (Seal)

Signed by: /s/ YANG Tianyue

Name: YANG Tianyue

Title: Legal Representative

Signature Page to the Data Service Agreement

Appendix: Reconciliation Statement

Reconciliation Statement
Contract Information	Contract information: Data Service Agreement signed by and between Zhejiang Anji Zhidian Holding Co., Ltd. and Zhejiang Anji Jiayu Big Data Technology Service Co., Ltd. on [ ]
Settlement Period	From [ ] to [ ]

Period	Breakdown of Expenses (Unit: RMB)
	Labor cost	Daily expenses	Handling charges	Taxes	Marketing expenses/revenue	Cloud Service Fee
Example: from January 1, 2022 to January 31, 2022
Subtotal: RMB.

Subtotal: RMB.

Subtotal: RMB.
Remarks:

Both Parties have no objection upon checking the reconciliation statement and confirm by signature that both Parties shall settle the Cooperation Expenses for the settlement period according to the reconciliation statement.

Zhejiang Anji Zhidian Holding Co., Ltd. Zhejiang Anji Jiayu Big Data Technology Service Co., Ltd.

Person in charge (signature): Person in charge (signature):

Date of reconciliation: [ ] Date of reconciliation: [ ]

Signature Page to the Data Service Agreement